EXECUTION COUNTERPART



24HOLDINGS, INC.



COMMON STOCK SUBSCRIPTION AGREEMENT



SUBSCRIBER:

HUDSON BAY MASTER FUND LTD.




NUMBER OF SHARES:  344,210








Dated:  May 9, 2013

SUBSCRIPTION AGREEMENT

[For Purchase of Shares of Common Stock]


THIS SUBSCRIPTION AGREEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY 344,210 SHARES OF COMMON STOCK OF 24HOLDINGS, INC., AND THIS OFFERING IS MADE ONLY TO THOSE INVESTORS WHO QUALIFY AS 'ACCREDITED INVESTORS' WITHIN THE MEANING OF RULE 501(A) OF THE SECURITIES ACT OF 1933, AS AMENDED.

THE SECURITIES SUBSCRIBED FOR BY THIS AGREEMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'SECURITIES ACT'), AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

THE SECURITIES SUBSCRIBED FOR BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES SUBSCRIBED FOR BY THIS AGREEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING
AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE SECURITIES OFFERED BY THE COMPANY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

24Holdings, Inc.
133 Summit Avenue, Suite 22
Summit, NJ 07901

Ladies and Gentlemen:

      The undersigned (the 'Subscriber'), desires to become a holder of 344,210 shares of Common Stock, $.001 par value, (the
'Common Stock') of 24Holdings, Inc., a corporation organized under the laws of the state of Delaware (the 'Company'). Accordingly, the Subscriber hereby agrees as follows:

      1.	Subscription. The Subscriber hereby subscribes for
and agrees to accept from the Company pursuant to this Subscription Agreement (the 'Agreement'), 344,210 shares of Common Stock (the 'Securities') in consideration of $0.1946488 per Share, or aggregate consideration of $67,000.

      2.	Purchase Procedure; Delivery of Certificates.  The
Subscriber acknowledges that, in order to subscribe for Shares, it must, and it does hereby, deliver to the Company:

      2.1	One executed counterpart of the Signature Page
attached to this Agreement; and

      2.2	A wire transfer, in the amount of $67,000 sent to
the bank account designated by 24Holdings, Inc. on the signature page hereto.

      2.3  	The Company will deliver to the Subscriber a
certificate representing the Securities within 30 days of the date hereof.

      3.	Purchaser's Representations.  Subscriber hereby
represents and warrants as of the date hereof as follows:

      (a)	Organization; Authority.  Such Subscriber is an
entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.
The execution and delivery of the Agreement and performance by such Subscriber of the transactions contemplated by the Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Subscriber. This Agreement has been duly executed by such Subscriber, and when delivered by such Subscriber in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Subscriber, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
      (b)	Own Account.  Such Subscriber understands that the
Securities are 'restricted securities' and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Subscriber's right to sell the Securities otherwise in compliance with applicable federal and state securities laws). Such Subscriber is acquiring the Securities hereunder in the ordinary course of its business.
      (c)	Subscriber Status.  At the time such Subscriber was
offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either:
(i) an 'accredited investor' as defined in Rule 501(a)(1), (a)(2),
(a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a
'qualified institutional buyer' as defined in Rule 144A(a) under the Securities Act. Such Subscriber is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.
      (d)	Experience of Such Subscriber.  Such Subscriber,
either alone or together with its representatives, has such
knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Subscriber is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
      (e)	General Solicitation.  Such Subscriber is not
purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
      (f)	Investment Risk; No Review.  Such Subscriber
understands that an investment in the Securities involves substantial risks and Subscriber recognizes and understands the risks relating to the purchase of the Securities. Such Subscriber further understands that (i) the offering contemplated hereby has not been reviewed by any federal or state governmental body or agency due in part to the Company's representations that it will comply with the provisions of Regulation D; (ii) if required by the laws or regulations of said state(s) the offering contemplated hereby will be submitted to the appropriate authorities of such state(s) for registration or exemption therefrom; and (iii) the documents used in connection with this Offering have not been reviewed or approved by any regulatory agency or government department, nor has any such agency or government department made any finding or determination as to the fairness of the Securities for investment.
      (g)	Available Information.  Such Subscriber represents
that the Company has made available to it all information which it deemed material to making an informed investment decision in connection with his purchase of Securities; and that it has been represented by Counsel and been advised concerning the risks and merits of this investment. Further, Subscriber acknowledges that the Company has made available to it the opportunity to ask questions of, and receive answers from the Company, its officers,
directors and other persons acting on its behalf.
      4.	Company Representations.

            (a)	Authorization; Enforcement.  The Company has the
requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of each of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection herewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and
applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
      (b)	No Conflicts.  The execution, delivery and
performance by the Company of this Agreement, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company's certificate or articles of incorporation, bylaws or other organizational or charter documents,
(ii) conflict with, or constitute a default (or an event
that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound.
      (c)	Filings, Consents and Approvals.  The Company is not
required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance hereof by the Company.
      (d)	Issuance of the Securities.  The Securities are duly
authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer imposed by Federal securities laws and similar state securities law statutes.
      (e)	Capitalization.  The current capitalization of the
Company is as set forth on Schedule 4(e) hereto. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.  There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any person
(other than the Subscribers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.
      (f)	SEC Reports; Financial Statements.  The Company has
filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the 'SEC Reports') on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.
As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ('GAAP'), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

      5.	Indemnification.

            (a)	Subscriber hereby agrees to indemnify and hold
harmless the Company and the Company's officers, directors, employees, agents and affiliates from and against any and all damages, losses, costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees) which they, or any of them, may incur by reason of the Subscriber's failure to fulfill any of the terms and conditions of this Agreement or by reason of the Subscriber's breach of any of his representations and warranties contained herein. This Agreement and the representations and warranties contained herein shall be binding upon the Subscriber's heirs, executors, administrators, representatives, successors and assigns.
            (b)	The Company hereby agrees to indemnify and hold
harmless the Subscriber and the Subcriber's officers, directors, employees, agents and affiliates from and against any and all damages , losses, costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees) which they, or any of them, may incur by reason of the Company's failure to fulfill any of the terms and conditions of this Agreement or by reason of the Company's breach of any of his representations and warranties contained herein. This Agreement and the representations and warranties contained herein shall be binding upon the Company's heirs, executors, administrators, representatives, successors and assigns.

THE COMPANY HAS BEEN ADVISED THAT THE INDEMNIFICATION OF THE
COMPANY, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND
AFFILIATES FOR VIOLATIONS OF STATE OR FEDERAL SECURITIES LAWS IS
VOID AS AGAINST PUBLIC POLICY AND THEREFORE UNENFORCEABLE.

6.		Arbitration Agreement.

      6.1	Subscriber represents, warrants and covenants that
any controversy or claim brought directly, derivatively or in a representative capacity by him in his capacity as a present or former security holder, whether against the Company, in the name of the Company or otherwise, arising out of or relating to any acts or omissions of the Company, or any security holder or any of their officers, directors, agents, affiliates, associates, employees or controlling persons (including without limitation any controversy or claim relating to a purchase or sale of the Note) shall be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association ('AAA') and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any controversy or claim brought by the Company against the Subscriber, whether in his capacity as present or former security holder of the Company in or against any of the Subscriber's officers, directors, agents, affiliates, associates, employees or controlling persons shall also be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the AAA and judgment rendered by the arbitrators may be entered in any court having jurisdiction thereof. In arbitration proceedings under this Paragraph 5, the parties shall be entitled to any and all remedies that would be available in the absence of this Paragraph 5 and the arbitrators, in rendering their decision, shall follow the substantive laws that would otherwise be applicable. This Paragraph 6 shall apply, without limitation, to actions arising in connection with the offer and sale of the Notes contemplated by this Agreement under any Federal or state securities laws.

      6.2	The arbitration of any dispute pursuant to this
Paragraph 6 shall be held in New York City, New York.

	7.	Applicable Law. This Agreement shall be construed in
accordance with and governed by the laws applicable to contracts made and wholly performed in the State of Delaware.

      8.	Execution in Counterparts. This Agreement may be
executed in one or more counterparts.

      9.	Persons Bound. This Agreement shall, except as
otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his respective heirs, executors, administrators, successors and assigns.

      10.	Entire Agreement. This Agreement, when accepted by
the Company, will constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified, changed, waived or terminated other than by a writing executed by all the parties hereto. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

      11.	Assignability. The Subscriber acknowledges that he
may not assign any of his rights to or interest in or under this Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be void and without effect.

      12.	Notices. Any notice or other communication required
or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails.

      13.	Interpretation.

      13.1	When the context in which words are used in this
Agreement indicates that such is the intent, singular words shall include the plural, and vice versa, and masculine words shall include the feminine and neuter genders, and vice versa.

      13.2	Captions are inserted for convenience only, are not
a part of this Agreement, and shall not be used in the interpretation of this Agreement.


[signature page follows]
?
      IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

(PLEASE PRINT OR TYPE)

Exact name of Subscriber:	Hudson Bay Master Fund Ltd.

Signature of Subscriber:
				By: 	/s/ George Antonopolous
             (Signature)



Date:	May 9, 2013


Mailing Address:

777 Third Avenue, 30th Floor
New York, NY 10017
Attn.: Yoav Roth / George Antonopoulos

Email: investments@hudsonbaycapital.com

Telephone Numbers:  (212) 571-1244

Taxpayer Identification Number: 98-066-9111

24Holdings, Inc. Wire Instructions:

JP Morgan Chase Bank
For credit to the account of:
Morse Zelnick Rose & Lander, LLP
Attorney Trust Account
ABA#021000021
Account #967086639
F/B/O: 24Holdings, Inc.



ACCEPTANCE OF SUBSCRIPTION

I, Arnold P. Kling, President of 24Holdings, Inc. for and on behalf of the Company, hereby accept the subscription of Hudson Bay Master Fund Ltd. to purchase 344,210 Shares of 24Holdings, Inc. for the aggregate consideration of $67,000 this 9th day of May, 2013.

24Holdings, Inc.



Arnold P. Kling
President

Schedule 4(e)

..

Name of Beneficial Owner
Shares of
Common Stock
Beneficially
Owned
Percentage of
Ownership
R&R Biotech Partners, LLC   (1)
1251 Avenue of the Americas, 20th Floor
New York, NY 10020
Attention: David Horin, CFO
698,696
50.5%






Arnold P. Kling (2)
410 Park Avenue, Suite 1710
New York, NY 10022
294,674
21.3%



Kirk M. Warshaw (3)
133 Summit Avenue, Suite 22
Summit, NJ 07901
80,000
5.8%



Infinicom AB
138,322
10.0%




(1) Shares purchased/to be purchased by Hudson Bay Master Fund Ltd. and Iroquois Master Fund Ltd. from Chapter 7 Trustee.
(2) Includes all the shares held by Moyo Partners, LLC.
(3) Mr. Warshaw is our chief financial officer, secretary and a director.




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